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                                                                   EXHIBIT 23.03


 CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS, DATED JULY 16,
                                      1998


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated November 14, 1997 on the consolidated financial statements of Charter Behavioral Health Systems, LLC and subsidiaries included in Crescent Operating, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in or made a part of this Registration Statement.

                                                 /s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia

July 16, 1998